UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): January 29, 2008

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2008, the board of directors (the "Board") of Comverge, Inc. appointed Alec G. Dreyer to the Board effectively immediately, in accordance with Comverge's by-laws and certificate of incorporation, as an independent director to fill the Class I director vacancy created by the resignation of Mr. Timothy Woodward, which was previously disclosed in the Form 8-K filed on August 24, 2007. The Board determined that Mr. Dreyer shall be a Class I director and, as such, shall serve until the next election of Class I directors, subject to the election and qualification of a successor, or until his earlier death, resignation or removal. In addition, the Board appointed Mr. Dreyer to serve on the audit and compensation committees of the Board.

Pursuant to the terms of an offer letter, Mr. Dreyer, as a non-employee director, will receive an initial equity award based on an implied value of $80,000 in the form of restricted shares and stock options. In addition, Mr. Dreyer will receive annual cash compensation of $40,000, which will be paid in quarterly installments. This compensation is based on a maximum of six board meetings and eight committee meetings. To the extent he attends additional meetings, Mr. Dreyer will be compensated $1,500 per meeting.

There is no other arrangement or understanding between Mr. Dreyer and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Dreyer and Comverge or any of Comverge's subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On January 29, 2008, John A. Moore and Scott B. Ungerer each tendered his resignation as a director of Comverge, Inc. each to be effective as January 31, 2008. Since March 2006, Mr. Moore has been a director and President and Chief Executive Officer of Acorn Factor, which formed Comverge as a wholly owned subsidiary in 1997 and still holds shares of Comverge common stock. Mr. Ungerer is the managing partner and founder of EnerTech Capital Partners, which first became an investor in Comverge in April 2003 and currently holds shares of Comverge common stock through several affiliated investment funds. Neither Mr. Moore nor Mr. Ungerer resigned as the result of any disagreement with Comverge.

Item 7.01 Regulation FD Disclosures

On February 1, 2008, Comverge issued a press release announcing the appointment of Mr. Dreyer to the Board and the resignations of Messrs. Moore and Ungerer. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits

Exhibit No.	Description
99.1	Press release, dated February 1, 2008 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: February 1, 2008

EXHIBIT INDEX
Exhibit Number	Description of Exhibit

99.1 Press release, dated February 1, 2008 (furnished herewith)